UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15 (d) of The Securities Exchange Act of 1934

DATE OF REPORT: April 8, 2004

AMERIGROUP CORPORATION

Delaware (State or Other Jurisdiction of Incorporation or Organization)	54-1739323 (I.R.S. Employer Identification No.)

4425 Corporation Lane
Virginia Beach, VA 23462
(757) 490-6900
www.amerigroupcorp.com

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     On April 5, 2004, Thomas E. Capps was elected to AMERIGROUP Corporation’s Board of Directors. Mr. Capps is Chairman and Chief Executive Officer of Dominion Resources, Inc. He has no material relationship with AMERIGROUP (either directly or as a partner, stockholder or officer of an organization that has a relationship with AMERIGROUP), is independent within the meaning of the New York Stock Exchange’s Director independence standards and was not elected pursuant to any arrangement or understanding. Mr. Capps does not currently sit on any of AMERIGROUP Board’s standing committees. His term as director expires in 2006.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERIGROUP Corporation

Date: April 8, 2004

By:	/s/ STANLEY F. BALDWIN

Name: Title:	Stanley F. Baldwin Executive Vice President, General Counsel and Secretary